Securities and Exchange Commission
                       ----------------------------------
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 8, 2004

                          JOS. A. BANK CLOTHIERS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                                        36-3189198
       --------                                        ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

    500 Hanover Pike, Hampstead, MD                       21074
    -------------------------------                       -----
(Address of principal executive offices)               (zip code)

                                 (410) 239-2700
                                 --------------
              (Registrant's telephone number, including area code)




ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On June 9, 2004, Jos. A. Bank Clothiers, Inc. (the "Registrant") issued a press release in which the Registrant announced that on June 8, 2004, the Company's Board of Directors declared a 25% stock dividend. Each shareholder of record as of July 30, 2004 will receive one additional share of common stock for each four shares then owned. As a result of the stock dividend, the number of outstanding shares of common stock of the Registrant will increase to approximately 13.3 million from approximately 10.6 million currently outstanding. The dividend shares and cash in lieu of fractional shares will be distributed on August 18, 2004. A copy of the Press Release is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Jos. A. Bank Clothiers, Inc.
                                            (Registrant)

                                            By:  /s/ Robert N. Wildrick
                                            ----------------------------------
                                            Robert N. Wildrick
                                            Chief Executive Officer and Director

Dated:  June 9, 2004

EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------
99.1            Press Release dated June 9, 2004.